                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20569


                              ---------------------


                                  FORM 8-A/A-4


                                 AMENDMENT NO. 4
                            To Registration Statement
                             dated November 23, 1998
                                   relating to
                         Preferred Stock Purchase Rights


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          VARIAN MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Delaware                                      94-2359345
----------------------------------------                ------------------------
         (State of incorporation                              (IRS Employer
             or organization)                              Identification No.)


              3100 Hansen Way
               Palo Alto, CA                                   94304-1000
-----------------------------------------               ------------------------
 (Address of principal executive offices)                      (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
To be so registered                               each class is to be registered
-------------------                               ------------------------------
Preferred Stock Purchase Rights                   New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               Item 1 is hereby amended by adding the following paragraph:

               Effective January 15, 2002, Varian Medical Systems, Inc. (the "Company") entered into an amendment (the "Fourth Amendment") to the Rights Agreement dated as of November 20, 1998, as amended (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A. ("EquiServe") as successor Rights Agent. The Fourth Amendment, entered into by and among the Company and EquiServe, amends the Rights Agreement, effective as of January 15, 2002 to decrease the Exercise Price of the Rights from $420.00 to $210.00, as a result of a stock split of the Company's common stock, effected in the form of a 100% stock dividend.

ITEM 2. EXHIBITS.

               Item 2 is hereby amended by adding new Exhibit 5 as follows:

Exhibit No.               Description
-----------               -----------
   (5)                    Fourth Amendment to Rights Agreement, dated as of
                          January 15, 2002, between Varian Medical Systems, Inc.
                          and EquiServe Trust Company, N.A., as successor Rights
                          Agent.





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

                                    SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  VARIAN MEDICAL SYSTEMS, INC.



                                  By: /s/Joseph B. Phair
                                      ------------------------------------------
                                  Name:  Joseph B. Phair
                                  Title: Vice President, Administration, General
                                         Counsel and Secretary

Dated: January 18, 2002

                                  EXHIBIT INDEX


EXHIBIT NO.               DESCRIPTION
-----------               -----------
   (5)                    Fourth Amendment to Rights Agreement, dated as of
                          January 15, 2002, between Varian Medical Systems, Inc.
                          and EquiServe Trust Company, N.A., as successor Rights
                          Agent.






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